EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 20, 2015, with respect to the financial statement of Advisors Disciplined Trust 1399, comprising American Renaissance Portfolio, Series 2015-1 - A Cyrus J. Lawrence LLC ("CJL") Portfolio, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-200903) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP

Chicago, Illinois
March 20, 2015